                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the registrant  [X]
Filed by a party other than the registrant  [_]

Check the appropriate box:
[_]    Preliminary proxy statement
[_] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive proxy statement
[_]    Definitive additional materials
[_]    Soliciting materials pursuant to Section. 240.14a-12

                                 InterCept, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       (1)   Title of each class of securities to which transaction applies:
       (2)   Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)   Proposed maximum aggregate value of transaction:
       (5)   Total fee paid:

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)   Amount Previously Paid:
       (2)   Form, Schedule or Registration Statement No.:
       (3)   Filing Party:
       (4)   Date Filed:

                              [LOGO] INTERCEPT(SM)



                            3150 Holcomb Bridge Road
                                    Suite 200
                             Norcross, Georgia 30071


April 24, 2002


Dear InterCept Shareholder:

     We cordially invite you to attend our 2002 annual meeting of shareholders to be held on Wednesday, May 22, 2002 at 9:00 a.m. local time at our corporate headquarters. At the meeting, we will present a report on our operations, followed by voting on the matters described in the accompanying notice of annual meeting and proxy statement and discussion of other matters properly brought before the meeting.

     We have included a copy of our annual report to shareholders with the proxy statement and encourage you to read both of them. The annual report includes our audited financial statements for the year ended December 31, 2001, as well as information on our operations, markets, products and services.

     Whether or not you plan to attend the annual meeting, we ask that you read the material on the following pages and promptly submit your proxy card in the enclosed postage paid envelope.

     Your vote is very important, and we appreciate your cooperation in considering and acting on the matters presented.

Sincerely,


/s/ John W. Collins
-------------------------------------------------
John W. Collins
Chairman of the Board and Chief Executive Officer

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

Date:  Wednesday, May 22, 2002
Time:  9:00 a.m.
Place: InterCept, Inc.
       3150 Holcomb Bridge Road
       Suite 200
       Norcross, Georgia 30071


To InterCept's shareholders:

     InterCept will hold its 2002 annual meeting of shareholders at our corporate headquarters on Wednesday, May 22 at 9:00 a.m. The purposes of the annual meeting are to:

     1.   elect two directors;

     2.   approve the InterCept, Inc. 2002 Stock Option Plan; and

     3. transact any other business that may properly come before the meeting or any adjournments of the meeting.

     Shareholders of record at the close of business on April 1, 2002 are entitled to vote at the annual meeting and any adjournments. Our corporate offices are accessible to all shareholders. We will provide a sign language interpreter if you send a request to our Director of Investor Relations at the above address.



/s/ John W. Collins
-------------------------
John W. Collins
Chairman of the Board and
Chief Executive Officer
April 24, 2002

             ------------------------------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 22, 2002

             ------------------------------------------------------

     InterCept, Inc. is furnishing this proxy statement to you in connection with its solicitation of proxies on behalf of its board of directors for the 2002 annual meeting of shareholders. We are mailing these proxy materials to shareholders on or about April 24, 2002.

     At the annual meeting, the board of directors will ask our shareholders to:

     (1)  elect two directors;
     (2)  approve the InterCept, Inc. 2002 Stock Option Plan; and
     (3) transact any other business that may properly come before the meeting or any adjournments of it.

     Except for procedural matters, the board of directors does not know of any matters other than those described in the notice of annual meeting that are to come before the meeting. If any other matter is properly brought before the annual meeting, a majority of the board of directors will determine the manner in which the person named in the proxy card will vote the shares represented by the proxies on that matter.

     The board of directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the annual meeting.

               The date of this proxy statement is April 24, 2002.

                                         TABLE OF CONTENTS
Voting Procedures ............................................................................   2

Election of Directors (Proposal 1) ...........................................................   4

Proposal to Approve Our 2002 Stock Option Plan (Proposal 2) ..................................   8

Independent Auditors .........................................................................  12

Corporate Governance .........................................................................  13

Executive Compensation .......................................................................  15

Employment Agreements ........................................................................  17

Section 16(a) Beneficial Ownership Reporting Compliance ......................................  17

Report of the Compensation and Stock Option Committee on Executive Compensation ..............  19

Stock Performance Graph ......................................................................  21

Security Ownership ...........................................................................  22

Submission of Shareholder Proposals and Director Nominations .................................  23

Copies of Exhibits ...........................................................................  23

Other Business ...............................................................................  23

Proposed 2002 Stock Option Plan ......................................................  Appendix A

Form of Proxy Card ...................................................................  Appendix B

                                VOTING PROCEDURES

Your vote is very important.

          Your shares can be voted at the annual meeting only if you are present or if you have sent in your proxy. Whether or not you plan to attend the annual meeting, please vote by proxy to assure that your shares will be represented. Properly executed proxies that are received before the chairman of the meeting announces that the polls are closed will be voted in accordance with the directions provided in the proxy. If no directions are given, your shares will be voted FOR Proposal 1 to elect two nominees to the board of directors as directors and FOR Proposal 2 to approve the InterCept, Inc. 2002 Stock Option Plan.

Who can vote?

          Shareholders of record as of the close of business on April 1, 2002 are entitled to vote. On that day, 18,159,174 shares of common stock were outstanding and eligible to vote. Each share entitles the holder to one vote on each matter presented at the annual meeting. A list of shareholders eligible to vote will be available at our corporate headquarters beginning April 27, 2002. Shareholders may examine this list during normal business hours for any purpose relating to the annual meeting.

How do I vote?

          You may vote by mail by signing your proxy card and mailing it in the enclosed prepaid and addressed envelope. If you receive more than one proxy card, it means that you have multiple accounts at the transfer agent and/or with stockbrokers. You also may vote in person at the meeting. We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares through a brokerage account, however, you must request a legal proxy from your stockbroker to vote at the meeting. Whether or not you plan to attend the annual meeting, we ask you to send in your proxy.

Can I change my proxy?

          If you change your mind after you return your proxy, you may revoke it and change your vote at any time before the polls close at the meeting. You may do this by:

     .    signing another proxy with a later date,

     .    voting in person at the meeting, or

     .    giving written notice to our corporate Secretary, Scott R. Meyerhoff.

How are votes counted?

          A majority of our outstanding shares of common stock as of the record date must be present at the meeting, either in person or by proxy, to hold the meeting and conduct business. This is called a quorum. Shares will be counted for quorum purposes if they are represented at the meeting for any purpose other than solely to object to holding the meeting or transacting business at the meeting. Abstentions and broker non-votes count as present for establishing a quorum. A "broker non-vote" occurs with respect to a proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given.

          If a quorum is present, the two director nominees receiving the highest number of votes for their election will be elected as directors. This number is called a plurality. For any other matter coming before the meeting, the matter will be deemed to be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Shareholders do not have cumulative voting rights.

Who will count the vote?

          A representative of our transfer agent, SunTrust Bank, Atlanta, will serve as the inspector of the election and tabulate and certify shareholders' votes.

Is my vote confidential?

          We have a policy of vote confidentiality. Your vote may not be disclosed to our board of directors or management except as may be required by law and in other limited circumstances.

Who pays for the cost of the proxy solicitation?

          We have solicited the enclosed proxy for use at the annual meeting. We will pay the cost involved in soliciting proxies. In addition to the use of the mails, our officers, directors and employees may solicit proxies personally or by telephone or facsimile transmission. We will not compensate these individuals for their solicitation activities. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for them to forward proxy materials to the beneficial owners of shares held of record. We will reimburse these persons for their reasonable expenses.

                       ELECTION OF DIRECTORS (PROPOSAL 1)

          Our articles of incorporation provide that our board of directors shall consist of at least four and no more than 12 directors. Our directors are divided into three classes, each class as nearly equal in number as possible. The board of directors determines the number of directors within these limits. The term of office of only one class of directors expires in each year. The directors elected at the annual meeting will hold office for a term of three years or until their successors are elected and qualified.

          Our shareholders will elect two directors at this annual meeting. Unless otherwise specified on the proxy card, the persons named as proxies will vote in favor of the election of the persons named below as nominees. Each nominee currently serves as a director. The board of directors believes that the nominees will stand for election and will serve if elected as directors. If any person nominated by the board fails to stand for election or is unable to accept election, the persons named as proxies will vote in favor of the election of another person recommended by the board of directors.

    The board of directors recommends a vote FOR each of the listed nominees.
                                             ---

Information about Director Nominees and Other Directors

          Our director nominees and other directors and their ages and terms of office as of March 31, 2002 are as follows:

Director Nominees

Name                           Age    Class    Position with Company        Term Expires
----                           ---    -----    ---------------------        ------------
Jon R. Burke                   54       I      Director                         2002
Glenn W. Sturm                 48       I      Director                         2002

Other Directors

Name                           Age    Class    Position with Company        Term Expires
----                           ---    -----    ---------------------        ------------
Boone A. Knox                  65      II      Director                         2003
John D. Schneider, Jr.         48      II      Director                         2003
John W. Collins                54      III     Chairman of the Board and        2004
                                               Chief Executive Officer
Donny R. Jackson               53      III     Director                         2004

Other Executive Officers

Name                           Age    Position with Company
----                           ---    ---------------------
Garrett M. Bender              42     President and Chief Executive Officer - Internet Billing Company, LLC
Jeffery E. Berns               37     Senior Vice President
G. Lynn Boggs                  46     President
Randy Fluitt                   56     Executive Vice President
Farrell S. Mashburn            55     Senior Vice President
Scott R. Meyerhoff             33     Chief Financial Officer, Senior Vice President and Secretary
Denise C. Saylor               33     Senior Vice President
Michael D. Sulpy               41     Executive Vice President

Biographical Information for Director Nominees

Jon R. Burke has served as one of our directors since February 1998. He is presently the managing member of Capital Appreciation Management Company, L.L.C., which is the managing general partner of an Atlanta-based merchant banking fund specializing in acquiring controlling interests in companies located in the southeastern United States. He is a director of HealthTronics, Inc., a provider of noninvasive treatment solutions for multiple urologic and orthopedic conditions. Mr. Burke is also a principal with Brown, Burke Capital Partners, Inc., which provides financial advisory services to middle market corporations in connection with mergers and acquisitions and financings. From 1973 to 1996, Mr. Burke was employed by The Robinson-Humphrey Company, Inc., most recently serving as a Senior Vice President and the head of its financial institutions/banking research.

Glenn W. Sturm has served as one of our directors since May 1997. Since 1992, Mr. Sturm has been a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P., where he serves as a member of its executive committee. Mr. Sturm served as the Chief Executive Officer of Netzee, Inc., a provider of Internet-based banking products and services, from its inception in 1999 until October 2000. Mr. Sturm has been a director of Private Business, Inc., a provider of accounts receivable and inventory management software, since its August 2001 merger with Towne Services, Inc., of which he also served as a director.

Biographical Information for Other Directors

John W. Collins, one of our co-founders, has served as our Chief Executive Officer and Chairman of our Board of Directors since our formation and served as our President from October 2000 through February 2002. Mr. Collins has served as the Chairman of the Board of Directors of Netzee since its inception in 1999. Mr. Collins has over 28 years of experience in multiple areas of electronic commerce for community financial institutions.

Donny R. Jackson, one of our co-founders, has served as the President and Chief Executive Officer and a director of Netzee since October 2000. Before joining Netzee, Mr. Jackson served as our President and Chief Operating Officer, and as one of our directors since our formation. Before joining us, Mr. Jackson was the President of Bank Atlanta from 1991 to 1992. Mr. Jackson has over 26 years of experience working with community financial institutions in their service bureau, enterprise software and other processing and accounting operations.

Boone A. Knox has served as a director since February 1998. Mr. Knox is currently the trustee of the Knox Foundation. He is a director of both Cousins Properties, Inc., a publicly-held Atlanta-based real estate development company, and Equity Residential Properties Trust, a publicly-held Chicago-based real estate investment company. He serves as Chairman of the Board of Directors of the southeast division (formerly Allied Bank of Georgia) of Regions Financial Corp., and he served as Allied's President and Chief Executive Officer from 1975 through 1986. He was Chairman of the Board of Directors and Chief Executive Officer of Allied Bankshares, Inc., the holding company of Allied, from its formation in 1984 until January 1997. He was Chairman of the Board of Directors of Merry Land & Investment Co. from December 1996 until October 1998.

John D. Schneider, Jr. has served as one of our directors since January 2000. For the past 14 years, Mr. Schneider has served as a director, President and Chief Executive Officer of Bankers Bancorp Inc., a bank holding company. He is a director, President and Chief Executive Officer of Independent Bankers Bank and Chairman of Bankers Bank Service Corporation, subsidiaries of Bankers Bancorp Inc., in Springfield, Illinois. Mr. Schneider is also a director of Sullivan Bancshares, Inc., First National Bank of Sullivan and Community Bank Mortgage Corp.

Biographical Information for Other Executive Officers

Garrett M. Bender has served as President and Chief Executive Officer of Internet Billing Company, LLC, a wholly-owned subsidiary of InterCept, since April 2002. Prior to joining us, Mr. Bender served as the President and Chief Executive Officer of Internet Billing Company, Ltd. ("iBill") since April 2000. Prior to joining iBill, Mr. Bender served in various positions with WorldCom, Inc. for 19 years, most recently as its Vice President of Global Investment Accounts.

Jeffery E. Berns has served as a Senior Vice President since June 2001 and was Vice President of Sales from September 1999 through May 2001. Mr. Berns is our national sales manager and supervises sales efforts for all of our banking-related products and services. Mr. Berns has worked in sales since joining us in 1997, first with InterCept Switch for approximately 18 months and then with InterCept. From February 1994 to February 1997, Mr. Berns was the Business Development Manager for the Star System, Inc. ATM network.

G. Lynn Boggs has been President of InterCept since February 2002. Before joining InterCept, Mr. Boggs served from February 2000 to August 2001 as the Chief Executive Officer of Towne Services, Inc. In March 1999, Mr. Boggs became a Senior Vice President of Investments for The Bankers Bank, which is headquartered in Atlanta, Georgia. From June 1996 until March 1999, he served as the Senior Vice President and branch manager of Vining-Sparks Investment Banking Group, L.P., a fixed income broker-dealer to financial institutions in Nashville, Tennessee. From October 1994 to June 1996, he was Senior Vice President-Investments at PaineWebber, Inc. in Nashville. Mr. Boggs is on the Advisory Board of Directors of The Bank of Green Hills in Nashville.

Randy Fluitt has served as our Executive Vice President since February 2001. Mr. Fluitt manages our processing and imaging operations and oversees our regulatory reporting and compliance matters. Prior to joining us, Mr. Fluitt was Executive Vice President of SLMsoft.com Inc. from December 1998 to January 2001. Before joining SLM, he served as President and Chief Operating Officer of BancLine, a provider of core processing software for community banks, from January 1998 to November 1998, when it was acquired by SLM. Mr. Fluitt served as Vice President of the financial services division for Electronic Data Services Corp. from July 1987 to January 1998. Mr. Fluitt has over 35 years experience working with community financial institutions and financial technology providers.

Farrell S. Mashburn has served as a Senior Vice President since January 1996 and as our Secretary from June 1996 to January 1998. Mr. Mashburn also served as a director from May 1996 to January 1998. Mr. Mashburn has over 35 years of experience in providing banking related equipment, maintenance and technical support services, primarily to community financial institutions.

Scott R. Meyerhoff has served as our Chief Financial Officer and Secretary since January 1998, and additionally as our Senior Vice President since March 2000. For the seven years before he joined us, Mr. Meyerhoff was employed by Arthur Andersen LLP, most recently as an audit manager. Mr. Meyerhoff received his B.S. degree, with honors, in accounting from The Pennsylvania State University, where he was member of The University's Scholars Program. He is a Certified Public Accountant.

Denise C. Saylor has served as our Senior Vice President since February 2001. She serves as our chief administration officer and is responsible for our EFT division. Prior to becoming Senior Vice President, she served as Vice President responsible for several corporate functions including marketing, facilities management, administration and customer service. Ms. Saylor received her B.A. degree from Georgia State University before joining InterCept in 1992. Ms. Saylor is the daughter of John W. Collins.

Michael D. Sulpy has served as our Executive Vice President of Network Communications since January 1998. Mr. Sulpy co-founded InterCept Communications Technologies, L.L.C. in March 1996 and served as its Vice President of Communications until its merger with us in January 1998. He joined InterCept Communications Technologies in 1987, and from January 1993 to January 1996, he served as its network manager, responsible for data network design and maintenance and personnel training. Mr. Sulpy has over 17 years of data communications management and telecommunications network experience.

                 PROPOSAL TO APPROVE OUR 2002 STOCK OPTION PLAN
                                  (PROPOSAL 2)

          On April 16, 2002, the board approved the adoption of the InterCept, Inc. 2002 Stock Option Plan. We are asking shareholders to approve and adopt the 2002 Plan at the annual meeting. We have grown rapidly both internally and from acquisitions, and we have essentially exhausted the number of shares available to be granted under our Amended and Restated 1996 Stock Option Plan. The board believes that granting options

     . has been and will continue to be essential to attract, retain and motivate our employees;
     .    fosters good employee relations; and
     .    helps align employee interests with other shareholders

          The primary features of the 2002 Plan are summarized below. This summary is qualified in its entirety, however, by reference to the 2002 Plan, which is attached to this Proxy Statement as Appendix A.

          The board recommends a vote FOR the proposal to approve the 2002 Stock
                                      ---
Option Plan.

2002 Stock Option Plan

          Our board of directors approved our 2002 Plan on April 16, 2002, but the 2002 Plan will not become effective unless and until our shareholders approve it at the annual meeting. The purpose of the 2002 Plan will be to advance the interests of InterCept and its subsidiaries and its shareholders by affording certain of our employees and directors of InterCept, as well as key consultants and advisors to InterCept or any subsidiary, an opportunity to acquire or increase their proprietary interests in InterCept. The objective of issuing stock options and granting restricted stock under the 2002 Plan will be to promote the growth and profitability of InterCept and its subsidiaries by providing award recipients with an additional incentive to achieve our objectives. By providing the opportunity to participate in our success and growth, we believe we will encourage award recipients to continue their association with or service to us.

          Our Compensation and Stock Option Committee (referred to in this section as the Compensation Committee), composed of at least two independent directors, will administer and grant awards under the 2002 Plan. Awards may include incentive stock options, non-qualified stock options and grants of restricted stock. The Compensation Committee generally has discretion to determine the terms of an option grant, including the number of option shares, option price, term, vesting schedule, the post-termination exercise period and whether the grant will be an incentive stock option or non-qualified stock option. Notwithstanding this discretion:

          (a) the number of shares subject to options granted to any individual in any fiscal year may not exceed 500,000 shares;

          (b) if an option is intended to be an incentive stock option and is granted to a shareholder holding more than 10% of the combined voting power of all classes of InterCept's stock or the stock of its parent or subsidiary on the date of the grant of the option, the option price per share of common stock may not be less than 110% of the fair market value of such share at the time of grant; and

          (c) the term of an incentive stock option may not exceed 10 years, or five years if granted to a shareholder owning more than 10% of the total combined voting power of all classes of stock on the date of the grant of the option.

          Upon initial election to the board of directors, each non-employee director who beneficially owns less than 4% of our outstanding common stock on the date of his election to the board of directors receives options to acquire 35,000 shares of common stock, 11,667 of which vest immediately and the remainder of which vest ratably on the first and second anniversaries of such initial election. In addition, on each anniversary date of a director's initial election to the board of directors, each director receives a grant of options to acquire 10,000 shares of common stock which vest on the date of grant. The exercise price of these options is equal to the fair market value of the common stock on the date of grant. Each director option expires ten years after the date of grant, unless canceled sooner as a result of termination of service or death, or unless the option is fully exercised before the end of the option period.

          The maximum number of shares of common stock that will be subject to outstanding options under the 2002 Plan, determined immediately after the grant of any option, is 1,250,000 shares, subject to certain adjustments for stock splits and similar matters. The 2002 Plan provides that the number of shares of common stock available for issuance under it shall automatically be increased on the first trading day of each calendar year beginning January 1, 2003 by 3% of the number of shares outstanding on the preceding trading day. Shares of common stock that are attributable to awards that have expired, terminated, or been canceled or forfeited during any calendar year are available for issuance or use in connection with future awards. As of April 16, 2002, we have

          (a) 2,813,190 options outstanding and 262,938 options that may be granted in the future under our Amended and Restated 1996 Stock Option Plan, and

          (b) 586,693 options outstanding and 203,600 options that may be granted in the future under stock option plans not approved by our shareholders.

          As of April 16, 2002, we had 18,159,174 shares outstanding and expect to issue 1,377,339 additional shares in connection with our pending acquisition of Electronic Payment Exchange, Inc., which we expect to close between the date we mail these materials to our shareholders and the date of the annual meeting.

          The 2002 Plan will remain in effect until terminated by our board of directors. The 2002 Plan may be amended by our board of directors without the consent of the shareholders of InterCept, except that any amendment, although effective when made, will be subject to shareholder approval within one year after approval by the board of directors if the amendment

          (a) increases the total number of shares issuable pursuant to incentive stock options;

          (b) changes the class of employees eligible to receive incentive stock options that may participate in the 2002 Plan; or

          (c) otherwise materially increases the benefits accruing to recipients of incentive stock options.

          Section 162(m) of the Internal Revenue Code of 1986 generally disallows a public company's tax deduction for compensation to the chief executive officer and four other most highly compensated executive officers in excess of $1,000,000 in any tax year. Compensation that qualifies as "performance-based compensation, however," is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible. InterCept intends that options granted with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant will qualify as "performance-based compensation," although other awards under the 2002 Plan may not so qualify.

Certain Federal Income Tax Effects

The following discussion of the federal income tax consequences of the 2002 Plan is intended to be a summary of applicable federal income tax law. State and local tax consequences may differ.

         Incentive Stock Options. A participant is not taxed on the grant or exercise of an incentive stock option. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the participant's gain, if any, by a later disposition of those shares will be treated as long term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the participant's basis in the shares (which generally equals the exercise price). If the participant disposes of stock acquired by exercising an incentive stock option before satisfying the one- and two-year holding periods described above, the participant will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of:

           . the amount realized on disposition less the participant's adjusted basis in the stock (usually the option exercise price); or

           . the difference between the fair market value of the stock on the option exercise date and the option price.

         The balance of the consideration received on disposition will be long term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. We are not entitled to an income tax deduction on the grant or the exercise of an incentive stock option or on the participant's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, we are entitled to an income tax deduction in the year the participant disposes of the shares, in an amount equal to the ordinary income recognized by the participant.

         Non-Qualified Options. Generally, a participant is not taxed on the grant of a non-qualified option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option exercise price and the fair market value of the shares on the date of the exercise. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. We do not receive an income tax deduction for this gain.

         Restricted Stock. Generally, and except as noted below, the grant of restricted stock is not taxable at the time of the grant. Instead, at the time restricted stock vests or becomes transferable, a recipient will recognize ordinary income equal to the amount by which the restricted stock's fair market value on the date that it vests exceeds the price paid for the restricted stock. An employee may, however, elect to recognize income as of the date of grant of the restricted stock, in an amount equal to the amount by which the fair market value of the restricted stock on the date of grant exceeds the price paid for the restricted stock. If the employee makes that election, no additional income will be recognized when the stock vests or becomes transferable. If the shares are subsequently forfeited, a recipient making such an election may be able to recognize a capital loss with respect to the amount, if any, paid for the restricted stock, but only to the extent the amount paid exceeds the amount realized by the employee on the forfeiture. The recipient will not be able to recognize a loss for tax purposes with respect to the excess of fair market value over the purchase price that was previously included in income. Dividends paid on the shares of restricted stock before they vest will be taxed to the recipient either as additional compensation or, if the employee has made the election described above, as dividend income.

                              INDEPENDENT AUDITORS

         Our board of directors customarily asks our shareholders to ratify the board's appointment of our independent auditors. Arthur Andersen LLP has served as our independent auditors since 1997. Because of the uncertainties regarding Andersen continuing as our independent auditors, our audit committee and board of directors have not selected the independent auditors for the year ending December 31, 2002, but they intend to do so after the date of this proxy statement.

         Andersen audited our financial statements for 2001, and we have invited one or more of their representatives to attend the meeting. We have asked the representatives to be available to respond to appropriate questions, and we will provide them with an opportunity to make a statement.

Audit Fees

         The aggregate fees billed by Andersen for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year, were $95,960.

Financial Information Systems Design and Implementation Fees

         Andersen did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

         The aggregate fees billed by Andersen for services rendered to us for the fiscal year ended December 31, 2001, other than the services described above under "Audit Fees", were $266,465. These other fees relate primarily to audit and tax activities related to businesses we acquired in 2001.

         Our audit committee has discussed Andersen's provision of services described above under "All Other Fees," and believes that the independence of Andersen is not compromised by the provision of these services.

                              CORPORATE GOVERNANCE

         Our business, property and affairs are managed under the direction of our board of directors. Although directors are not involved in the day-to-day operating details, we strive to keep them informed of our business through written reports and documents we provide to them regularly, as well as through operating, financial and other reports presented by the Chairman of the Board and Chief Executive Officer and other officers at meetings of the board of directors and committees of the board of directors.

Meetings of the Board

         The board of directors held seven meetings in 2001. Except for Mr. Burke, each director attended at least 75% of the board and committee meetings to which he was assigned.

Committees of the Board of Directors

         The board of directors has established an Audit Committee, an Offering Committee and a Compensation and Stock Option Committee.

         Executive Committee. This committee may exercise the full power and authority of the board of directors to approve acquisitions. Mr. Collins, Mr. Jackson and Mr. Sturm currently serve on this committee. This committee generally meets when action is necessary between scheduled board meetings, when a limited time frame exists and a quorum is not readily available. The Executive Committee did not meet in 2001.

         Audit Committee. This committee is responsible for reviewing our financial statements and financial statements of our subsidiaries, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee also recommends to our board of directors the appointment of our independent auditors for the next fiscal year, reviews and approves our auditor's audit plans, and reviews with our independent auditors the results of the audit and management's responses. The Audit Committee is composed of Mr. Burke, Mr. Knox and Mr. Schneider. The Audit Committee has discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has also received from our independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditor's independence from our company and its management. The Audit Committee reported its findings to our board of directors. The Audit Committee's report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not be deemed filed under such acts.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC. Each of the members of the Audit Committee is considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee met two times during 2001. Our board of directors has adopted a written charter for our Audit Committee.

         Compensation and Stock Option Committee. This committee oversees our management of some of our human resources activities, including determination of compensation for senior management, the granting of stock options, and the administration of our stock option and other employee benefit plans.

Mr. Sturm, Mr. Schneider, Mr. Knox and Mr. Burke currently serve on this committee. The Compensation and Stock Option Committee met one time in 2001.

         Nominating Committee. We do not have a nominating committee. The board of directors nominates candidates to stand for election as directors. Our bylaws permit shareholders to make nominations for directors but only if those nominations are made timely and by notice in writing to our corporate Secretary and in compliance with our bylaws.

         Offering Committee. This committee oversees our stock offering activities, including selection of underwriters and pricing. Mr. Collins, Mr. Sturm and Mr. Burke currently serve on this committee. The Offering Committee met three times during 2001.

Director Compensation

         We pay our directors $250 for each meeting they attend for their services as our directors. Upon initial election to the board of directors, each non-employee director who beneficially owns less than 4% of our outstanding common stock on the date of his election to the board of directors receives options to acquire 35,000 shares of common stock, 11,667 of which vest immediately and the remainder of which vest ratably on the first and second anniversaries of such initial election. In addition, on each anniversary date of a director's initial election to the board of directors, each director receives a grant of options to acquire 10,000 shares of common stock that vest on the date of grant. The exercise price of these options is equal to the fair market value of the common stock on the date of grant. Each director option expires ten years after the date of grant, unless canceled sooner as a result of termination of service or death, or unless the option is fully exercised before the end of the option period. Directors may be reimbursed for out-of-pocket expenses incurred in attending meetings of the board of directors or its committees and for other expenses incurred in their capacity as directors.

Indemnification

         We indemnify our directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will be held personally liable for our liabilities. This is required under our bylaws, and we have also signed agreements with each of our directors and officers contractually providing this indemnification to them.

Certain Relationships and Related Transactions

         We provided long distance phone services to Towne Services, Inc. totaling approximately $215,000 in 2001. Towne Services, Inc. was a publicly-held Atlanta based company that merged with Private Business, Inc. in August 2001. Mr. Collins, Mr. Schneider and Mr. Sturm were directors of Towne Services, Inc., and Mr. Boggs was its Chairman of the Board and Chief Executive Officer.

         We own approximately 28.0% of the outstanding stock of Netzee, Inc. We have agreed to provide Netzee with an approximately $14.0 million revolving line of credit. The credit facility expires in April 2003, and all outstanding amounts bear interest at the prime rate plus 2.0%. As of April 1, 2002, Netzee owed us approximately $10.5 million under the credit facility. Two of our directors also serve as directors of Netzee: Mr. Collins is Netzee's Chairman of the Board, and Mr. Jackson is a director of Netzee and serves as Netzee's Chief Executive Officer.

         Glenn W. Sturm, one of our directors, is a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P. We retained Nelson Mullins to provide various legal services to the Company during 2001 and have retained Nelson Mullins to provide various legal services to us in 2002. The amount paid to Nelson Mullins for services rendered to us in 2001 did not exceed 5% of Nelson Mullins' gross revenues in 2001.

Company Policy

         All transactions with our shareholders, affiliates, officers and directors, if any, are subject to the approval of a majority of the independent and disinterested outside directors and are conducted on terms no less favorable than could be obtained from unaffiliated third parties on an arm's length basis.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation we paid or accrued for services rendered by our Chief Executive Officer and the four most highly compensated other executive officers whose total salary and bonus exceeded $100,000 during the year ended December 31, 2001. We sometimes collectively refer to these persons as the named executive officers in this proxy statement. We did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown. None of our executive officers has received or is expected to receive perquisites that exceed the lesser of $50,000 or 10% of the salary and bonus of such executive.

                           Summary Compensation Table
                           --------------------------

                                                                              Long-Term Compensation
                                                                                     Awards
                                                                             -----------------------
Name and
Principal Position                                   Annual Compensation     Securities Underlying
                                                   ----------------------         Options/
                                           Year    Salary($)   Bonus($)            SARs(#)
                                          ------   ---------- -----------    ---------------------

John W. Collins ........................   2001    375,200    200,000(a)           260,000
  Chief Executive Officer                  2000    315,000     75,000              315,795
                                           1999    300,000     65,000              170,000

Scott R. Meyerhoff .....................   2001    196,250    100,000(a)            25,000
  Senior Vice President, Chief             2000    151,250     25,000              105,000
    Financial Officer and Secretary        1999    140,000     15,000               20,000

Randy Fluitt ...........................   2001    183,330     40,000(b)           100,000
  Executive Vice President                 2000         --         --                   --
                                           1999         --         --                   --

Jeffery E. Berns .......................   2001    246,350         --                5,000
  Senior Vice President                    2000    216,410      7,500                3,000
                                           1999     86,750         --                8,000

Farrell S. Mashburn ....................   2001    159,000     16,000(b)             5,000
  Executive Vice President                 2000    150,000         --                2,000
                                           1999    137,500      3,000                5,000

(a) This amount will be paid ratably over a period of 5 years, provided that each remains with us as an employee.

(b) This amount will be paid ratably over a period of 3 years, provided that each remains with us as an employee.

Option Grants

         The following table provides information concerning each grant of stock options to the named executive officers during the year ended December 31, 2001:

                                         Option Grants in Last Fiscal Year
                           ----------------------------------------------------------------
                                                                                              Potential Realizable Value at
                                                   Percent of                                    Assumed Annual Rates of
                                                  Total Options                               Stock Price Appreciation for
                           Number of Securities    Granted to     Exercise or                        Option Term(1)
                            Underlying Options     Employee in       Base        Expiration   -----------------------------
                               Granted (#)         Fiscal Year    Price($/Sh)       Date        5%($)         10%($)
                           --------------------   -------------   -----------    ----------   -----------  ----------------
John W. Collins ..........           250,000         27.75            24.54       3/20/11       983,324        2,600,826
                                       5,000           .06            27.64       1/31/11        22,143           64,130
                                       5,000           .06            33.22       5/14/11        26,618           77,087
Scott R. Meyerhoff .......            25,000          2.78            22.31       3/20/11       350,803          889,008
Randy Fluitt .............           100,000         11.10            22.31       3/20/11     1,403,211        3,556,032
Jeffery E. Berns .........             5,000           .06            22.31       3/20/11        70,161          177,802
Farrell S. Mashburn ......             5,000           .06            22.31       3/20/11        70,161          177,802

_______________

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates above the exercise price over the option term, no value will be realized from the option grants made to the named executive officers.

         The following table provides information regarding the exercisability of options and the number of options held by the named executive officers who have been granted stock options, as of December 31, 2001:

                  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
                                                                   Number of Unexercised
                                    Shares           Value         Securities Underlying         Value of Unexercised
                                 Acquired On       Realized               Options                In-the-Money Options
                                 Exercise (#)         ($)          at Fiscal Year End (#)        at Fiscal Year End ($)
                              ----------------------------------------------------------------   -------------------------
             Name                                                  Exercisable   Unexercisable   Exercisable  Unexercisable
             ----                                                  -----------   -------------   -----------  -------------
John W. Collins                        ---               ---         428,776       538,862      1111,172,860     9,683,975
Scott R. Meyerhoff                  85,000        $2,208,225         102,273       107,916         2,859,330     2,153,877
Randy Fluitt                           ---               ---             ---       100,000                --     1,859,000
Jeffery E. Berns                     1,500        $   35,156           6,333         9,667           165,483       198,602
Farrell S. Mashburn                  1,813        $   74,297          10,608         8,000           377,505       168,974

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The rules of the Securities and Exchange Commission require us to disclose late filings of stock transaction reports by our executive officers and directors. Six reports, each covering one transaction, were inadvertently filed late by John W. Collins, Donny R. Jackson, Glenn W. Sturm, Jon R. Burke, John D. Schneider, Jr. and Boone A. Knox. To the best of our knowledge, all required filings in 2001, with the exception of those filings, were properly made in a timely fashion. In making the above statements, we have relied on the representations of the persons involved and on copies of their reports filed with the SEC.


                              EMPLOYMENT AGREEMENTS

         Collins Agreement. We entered into an employment agreement with Mr. Collins effective as of January 30, 1998 (the Collins agreement) under which he serves as our Chief Executive Officer. The Collins agreement provides that Mr. Collins will receive a base salary of not less than $265,000 per year. Mr. Collins' base salary may be increased upon a periodic review by the board of directors or a board committee. In addition, Mr. Collins is entitled to incentive compensation as determined by the board of directors or a board committee based upon achievement of targeted levels of performance and such other criteria as the board of directors or a committee shall establish from time to time, and an additional annual bonus as determined by the board of directors or a board committee. Mr. Collins may participate in our stock option plans and can receive health insurance for himself and his dependents, long-term disability insurance, civic and social club dues, use of an automobile owned or leased by us and other benefits.

         The Collins agreement has a term of three years and renews daily until either party fixes the remaining term at three years by giving written notice. We can terminate the Collins agreement upon the executive's death or disability or for cause, and Mr. Collins can terminate his employment for any reason within a 90-day period beginning on the 30th day after any occurrence of a change in control or within a 90-day period beginning on the one-year anniversary of the occurrence of any change in control. If Mr. Collins' employment is terminated after a change in control (a) by us without cause or otherwise in breach of the Collins agreement or (b) by Mr. Collins for any reason, we must pay him all accrued compensation and bonus amounts and one-twelfth of his annual base salary and bonus for each of 36 consecutive 30-days periods following the termination. In addition, we must continue life and health insurance for Mr. Collins until he reaches age 65, and his outstanding options to purchase common stock would vest and become immediately exercisable.

         In the event Mr. Collins ceases to be our Chief Executive Officer for any reason other than by voluntary resignation, we must offer to repurchase all of the common stock he owns at a purchase price equal to the fair market value (as defined in the Collins agreement). Also, in the Collins agreement we granted, with respect to our shares of common stock, piggyback and, after any termination of employment, demand registration rights to Mr. Collins. Mr. Collins has further agreed to maintain the confidentiality of our trade secrets for a period of one year, if terminated for cause, and not to solicit our employees or customers.

         Meyerhoff Agreement. On February 1, 1998, we entered into an employment agreement with Mr. Meyerhoff (the Meyerhoff agreement") under which he serves as our Chief Financial Officer. The Meyerhoff agreement provides that Mr. Meyerhoff will receive a base salary of not less than $130,000 per year. Mr. Meyerhoff's base salary may be increased upon a periodic review by the board of directors or a board committee. The Meyerhoff agreement has a term of one year that renews automatically at the end of each term unless earlier terminated by us or Mr. Meyerhoff. We can terminate the Meyerhoff agreement upon his death or disability or for cause, and Mr. Meyerhoff can terminate his employment for any reason within a 90-day period beginning on the 30th day after any occurrence of a change in control or within a 90-day period beginning on the one-year anniversary of the occurrence of any change in control. If Mr. Meyerhoff's employment is terminated for any reason after a change in control, we must pay him a lump sum cash payment equal to three-fourths of his annual base salary and bonus, and his outstanding options to purchase common stock would vest and become immediately exercisable.

         Boggs Agreement. On February 19, 2002, we entered into an employment agreement with Mr. Boggs (the "Boggs agreement") under which he serves as our President. The Boggs agreement provides that Mr. Boggs will receive a base salary of not less than $400,000 per year. The board or the Compensation Committee will review his salary at least annually. The Boggs agreement has a term of one year and renews automatically at the end of each term unless earlier terminated by us or Mr. Boggs. We can terminate the Boggs agreement upon his death or disability or for cause, and Mr. Boggs can terminate his employment for any reason within a 90-day period beginning on the 30th day after any occurrence of a change in control or within a 90-day period beginning on the one-year anniversary of the occurrence of any change in control. If Mr. Boggs' employment is terminated for any reason after a change in control, we must pay him a lump sum cash payment equal to three-fourths of his annual base salary and bonus, and his outstanding options to purchase common stock would vest and become immediately exercisable. Pursuant to the Boggs agreement, the board approved the
G. Lynn Boggs Stock Option Plan on April 16, 2002, and granted Mr. Boggs options to purchase 150,000 shares of our common stock at an exercise price of $34.22 per share. Of these options, 50,000 vested on the date of grant, 50,000 will vest on the first anniversary of the date of grant, and 50,000 will vest on the second anniversary of the date of grant, in each case only if Mr. Boggs is still employed by us.

Compensation Committee Interlocks And Insider Participation

         The Compensation and Stock Option Committee of the Board was formed on July 6, 1998. The current members of the Compensation and Stock Option Committee are Mr. Knox, Mr. Burke and Mr. Schneider, none of whom has ever been an officer or employee of InterCept.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of our previous or future SEC filings that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

         The Compensation and Stock Option Committee (the "Committee") consists of the following board members: Jon R. Burke, Boone A. Knox and John D. Schneider. The Committee reviews and determines our executive compensation objectives and policies. The Committee also reviews and sets the compensation of our Chief Executive Officer and some of our other highly compensated executive officers.

         The objectives of our executive compensation program are to: (a) attract, retain and motivate highly talented and productive executives; (b) provide incentives for superior performance by paying above-average compensation; and (c) align the interests of the executive officers with the interests of our shareholders by basing a significant portion of their compensation upon our performance. Our executive compensation program combines the following three components, in addition to the benefit plans offered to all employees: base salary (including cash provided for automobile allowances); bonus; and long-term incentive compensation consisting of stock option grants. Each component of our executive compensation program is intended to serve a specific purpose in meeting our objectives.

         Our policy is to set base salary levels, bonuses and long-term incentive compensation above an industry average. We select comparison corporations on the basis of a number of factors, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent compensation) and the availability of compensating information. These other corporations are not necessarily those included in the indices used to compare the shareholder return in the Stock Performance Graph. Further, the corporations selected for comparison may vary from year to year based upon market conditions and changes in both the selected corporations' businesses and our business over time. We believe that above-average compensation levels are necessary to attract and retain high caliber executives necessary for the successful conduct of our business.

         Base salary. The Committee reviews the salaries of our executives annually. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, the individual executive's performance and our performance.

         The measures of individual performance considered in setting salaries included, to the extent applicable to an individual executive officer, a number of factors such as our historical and recent financial performance in the principal area of responsibility of the officer (including measures such as gross margin, net income, sales, customer count and market share), the individual's progress toward non-financial goals within his area of responsibility, individual performance, experience and level of responsibility and other contributions made to our success. The Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. As is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

         Bonus. Our cash bonus program seeks to motivate executives to work effectively to achieve our financial performance objectives and to reward them when those objectives are met. Executives' bonus payments are based upon our overall profitability.

         Long-term incentive compensation. We believe that option grants: (a) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return; (b) give executives a significant, long-term interest in our success; and (c) help retain key executives in a competitive market for executive talent.

         Benefits. We believe that we must offer a competitive benefit program to attract and retain key executives. During 2001, we provided medical and other benefits to each executive officer.

         Compensation of the Chief Executive Officer. The Chief Executive Officer's compensation plan includes the same elements and performance measures as the plans of our other executive officers as described above. The Committee believes that Mr. Collins' total compensation reflects the unique contributions that he makes to our long-term strategic performance as one of the leading innovators in the financial services technology industry. For the year ending December 31, 2001, Mr. Collins' base salary was $375,200 and he was awarded a $200,000 bonus for the year to be paid ratably over the next five years. Mr. Collins' salary and bonus payments for 2001 were based on, among other factors, our performance and the compensation of chief executive officers of comparable companies in 2000, although his compensation was not linked to any particular group of these companies.

         Pay Deductible Limit. Under Section 162(m) of the Internal Revenue Code and federal tax regulations, public companies are prohibited from receiving a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers for any fiscal year. The prohibition does not apply to certain performance based compensation. We take into consideration this compensation deductibility limit in structuring our compensation programs and in determining executive compensation. At this time, our applicable executive officer compensation does not exceed $1 million, and we do not expect that it is likely to be affected by these nondeductibility rules in the near future.

Submitted by: Jon R. Burke
              John D. Schneider
              Boone A. Knox
              Glenn W. Sturm

                             STOCK PERFORMANCE GRAPH

         The chart below compares the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq U.S. Companies) Index and the Nasdaq Computer and Data Processing Services Index for the period commencing June 11, 1998 (the first day of trading of the common stock as a result of our initial public offering) and ending December 31, 2001, assuming an investment of $100 and the reinvestment of any dividends. The base price for our stock is the initial public offering price of $7.00 per share. Our common stock was traded on the American Stock Exchange until Friday, March 26, 1999. On Monday, March 29, 1999 our common stock began trading on the Nasdaq National Market. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                             AMONG INTERCEPT, INC.,
                       THE NASDAQ STOCK MARKET (U.S) INDEX
                 AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX



Research Data Group                            Peer Group Total Return Worksheet

INTERCEPT GROUP INC

                                                   Cumulative Total Return
                                       -----------------------------------------
                                       6/11/98  12/98    12/99   12/00    12/01




INTERCEPT GROUP, INC.                  100.00   100.00   409.49  368.11  564.14
NASDAQ STOCK MARKET (U.S.)             100.00   127.47   236.88  142.48  113.06
NASDAQ COMPUTER & DATA PROCESSING      100.00   143.06   314.46  144.79  116.62

                               SECURITY OWNERSHIP

         The following table sets forth certain information regarding the beneficial ownership of our common stock by: (a) each of our directors; (b) each Named Executive Officer; and (c) all of our directors and executive officers as a group. The information in the table is based on information from the named persons regarding their ownership of our common stock. Unless otherwise indicated, each of the holders listed below has sole voting power and investment power over the shares beneficially owned and each person listed below as one of our Executive Officers or Directors has an address in care of our principal office. Other than Mr. Collins, we know of no other beneficial owner of more than 5% of our outstanding common stock.

         For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that the person or group has the right to acquire within 60 days after March 31, 2002 or with respect to which the person otherwise has or shares voting or investment power. For purposes of computing the percentages of outstanding shares held by each person or group of persons on a given date, shares which that person or group has the right to acquire within 60 days after that date are deemed to be outstanding for purposes of computing the percentage for that person or group but are not deemed to be outstanding for the purpose of computing the percentage of any other person or group. The Shares Owned column in the table includes the shares owned by the persons named but does not include shares they may acquire by exercising options. The numbers shown in the Vested Options column are as of April 1, 2002. Other than as noted in the footnotes, no options will vest during the 60 days following April 1, 2002. On April 1, 2002, (a) 18,159,174 shares of our common stock were outstanding, and (b) options to purchase 2,835,009 shares of common stock were outstanding.

-----------------------------------------------------------------------------------------

                                                   Vested           Shares
           Name                   Shares Owned     Options    Beneficially Owned     %
           ----                   ------------     -------    ------------------     -
-----------------------------------------------------------------------------------------
John W. Collins (1)                 1,254,568       562,110        1,816,678        9.7
Scott R. Meyerhoff (2)                     --       120,607          120,607         *
Randy Fluitt                            3,000        33,334           36,334         *
Jeffery E. Berns                           --        10,000           10,000         *
Farrell S. Mashburn                    60,312        14,609           74,921         *
Jon R. Burke                                5        65,000           65,005         *
Boone A. Knox                               5        55,000           55,005         *
Donny R. Jackson (3)                  362,203       368,731          739,355        4.0
John D. Schneider, Jr.                      5        30,401           30,406         *
Glenn W. Sturm                        367,390        51,415          418,805        2.3

All directors and executive
officers as a group (13 persons)    2,531,275     1,369,128        3,900,403       20.0

-----------------------------------------------------------------------------------------

______________
*        Indicates less than 1%

(1) Shares owned includes shares owned by Progeny Management, L.L.L.P., the limited partner of which is a limited liability company whose sole member is Mr. Collins. Vested options include 20,684 options which vest on May 15, 2002.

(2)      Vested options include 3,334 options which vest on May 15, 2002.

(3) Shares owned includes 3,158 shares owned by Mr. Jackson's wife, of which he disclaims beneficial ownership. Vested options include 9,650 options which vest on May 15, 2002.

                       SUBMISSION OF SHAREHOLDER PROPOSALS
                            AND DIRECTOR NOMINATIONS

         We must receive at our principal executive offices by December 26, 2002 any proposal a shareholder may desire to have included in our proxy materials for presentation at our 2003 annual meeting of shareholders. Our bylaws provide procedures that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. The nomination or proposed item of business must be received no less than 60 days and no greater than 90 days prior to our 2003 annual meeting of shareholders. These procedures require shareholder proposals to be submitted in writing to our corporate Secretary at 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071.

                               COPIES OF EXHIBITS

         Included with our proxy materials is a copy of our 2001 annual report on Form 10-K, without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. Please direct your request to Carole Collins, our Director of Investor Relations, 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071.

                                 OTHER BUSINESS

         The board of directors does not know of any other matters to be presented for action by the shareholders at the annual meeting. If, however, any other matters not now known are properly brought before the annual meeting, the persons named in the proxy card will vote such proxy on such matters as determined by a majority of the board of directors.

                                       By Order of the Board of Directors

                                       /s/ John W. Collins
                                       ----------------------------------
                                       John W. Collins
                                       Chairman of the Board

                                                                      APPENDIX A


















                                 INTERCEPT, INC.

                             2002 STOCK OPTION PLAN

                                 INTERCEPT, INC.
                             2002 STOCK OPTION PLAN

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE 1 - DEFINITIONS ......................................................................................    1


ARTICLE 2 - THE PLAN .........................................................................................    4
     2.1     Name.............................................................................................    4
     2.2     Purpose..........................................................................................    4
     2.3     Effective Date...................................................................................    5
     2.4     Shareholder Approval.............................................................................    5


ARTICLE 3 - PARTICIPANTS .....................................................................................    5


ARTICLE 4 - ADMINISTRATION ...................................................................................    5
     4.1     Duties and Powers of the Committee...............................................................    5
     4.2     Interpretation; Rules............................................................................    6
     4.3     No Liability.....................................................................................    6
     4.4     Majority Rule....................................................................................    6
     4.5     Company Assistance...............................................................................    6


ARTICLE 5 - SHARES OF STOCK SUBJECT TO PLAN...................................................................    6
     5.1     Limitations......................................................................................    6
     5.2     Adjustments upon Changes in Capitalization, Merger or Asset Sale.................................    7
     5.3     Assumption of Options by the Company.............................................................    9


ARTICLE 6 - OPTIONS ..........................................................................................    9
     6.1     Types of Options Granted.........................................................................    9
     6.2     Option Grant and Agreement.......................................................................   10
     6.3     Optionee Limitation..............................................................................   10
     6.4     $100,000 Limitation..............................................................................   10
     6.5     Exercise Price...................................................................................   10
     6.6     Exercise Period..................................................................................   10
     6.7     Option Exercise..................................................................................   11
     6.8     Reload Options...................................................................................   12
     6.9     Non-Transferability of Option....................................................................   12
     6.10    Termination of Employment or Service.............................................................   12
     6.11    Employment Rights................................................................................   13
     6.12    Effect of Change in Control......................................................................   13


ARTICLE 7 - RESTRICTED STOCK..................................................................................   13
     7.1     Awards of Restricted Stock.......................................................................   13

     7.2     Non-Transferability of Restricted Stock..........................................................   13
     7.3     Lapse of Restrictions............................................................................   13
     7.4     Termination of Employment........................................................................   13
     7.5     Treatment of Dividends...........................................................................   14
     7.6     Delivery of Shares...............................................................................   14


ARTICLE 8 - TERMINATION AND AMENDMENT.........................................................................   14
     8.1     Termination and Amendment........................................................................   14
     8.2     Effect on Grantee's Rights.......................................................................   14


ARTICLE 9 - MISCELLANEOUS ....................................................................................   14
     9.1     Stock Certificates...............................................................................   14
     9.2     Relationship to Other Compensation Plans.........................................................   15
     9.3     Replacement or Amended Grants....................................................................   15
     9.4     Forfeiture for Competition.......................................................................   15
     9.5     Forfeiture for Solicitation of Employees.........................................................   15
     9.6     Pledge of Shares.................................................................................   15
     9.7     Plan Binding on Successors.......................................................................   16
     9.8     Singular, Plural; Gender.........................................................................   16
     9.9     Headings, etc., No Part of Plan..................................................................   16
     9.10    Interpretation...................................................................................   16


EXHIBIT A (Sample Form of Stock Option Agreement).............................................................    i


SCHEDULE A (Option Terms) ....................................................................................    v


SCHEDULE B (Notice of Exercise)...............................................................................   vi

                                 INTERCEPT, INC.
                             2002 STOCK OPTION PLAN

                                    ARTICLE 1
                                   DEFINITIONS

         As used in this Plan, the following terms have the following meanings unless the context clearly indicates to the contrary:

         "Acquisition" means (i) any consolidation or merger of the Company with
          -----------
or into any other corporation or other entity or person in which the shareholders of the Company before such consolidation or merger own less than fifty percent (50%) of the Company's voting power immediately after such consolidation or merger; or (ii) a sale of all or substantially all of the assets of the Company.

         "Applicable Laws" means the requirements relating to the administration
          ---------------
of stock option and restricted stock plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Restricted Stock is granted under the Plan.

         "Award" means a grant of Restricted Stock.
          -----

         "Board" means the Board of Directors of the Company.
          -----

         "Cause" means
          -----

                  (i) with respect to the Company or any subsidiary that employs the recipient of an Award or Option (the "recipient") or for which such recipient primarily performs services, the commission by the recipient of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice that the Committee shall, in good faith, deem to have resulted in the recipient's becoming unbondable under the Company's or the subsidiary's fidelity bond;

                  (ii) the willful engaging by the recipient in misconduct that the Committee deems, in good faith, to be materially injurious to the Company or any subsidiary, monetarily or otherwise, including, but not limited, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any subsidiaries and competing with the Company or its subsidiaries, or soliciting employees, consultants or customers of the Company in violation of law or any employment or other agreement to which the recipient is a party; or

                  (iii) the willful and continued failure or habitual neglect by the recipient to perform his or her duties with the Company or the subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the recipient shall be deemed be "willful" unless done or omitted to be done by recipient not in good faith and without reasonable belief that the recipient's action or omission was in the best interest of the Company and/or the subsidiary.

Notwithstanding the foregoing, if the recipient has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," then the definition of "Cause" in such agreement shall apply to the recipient in this Plan. Whether "Cause" exists under either (i), (ii) or (iii) in any particular circumstance shall be determined by the Committee.

         "Change in Control" means the occurrence of either of the following
          -----------------
events:

                  (i) A change in the composition of the Board as a result of which fewer than one-half of the incumbent directors are directors who either:

                        (A) Had been directors of the Company 24 months before such change; or

                        (B) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months before such change and who were still in office at the time of the election or nomination; or

                  (ii) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than any person who is a shareholder of the Company on or before the Effective Date, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

         "Code" means the United States Internal Revenue Code of 1986, including
          ----
effective date and transition rules (whether or not codified). Any reference in this Plan to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Committee" means a committee of at least two Directors appointed from
          ---------
time to time by the Board, having the duties and authority provided in this Plan in addition to any other authority granted by the Board. In selecting the Committee, the Board shall consider (i) the benefits under Section 162(m) of the Code of having a Committee composed of Outside Directors for certain grants of Options to highly compensated executives, and (ii) the benefits under Rule 16b-3 of having a Committee composed of either the entire Board or a Committee of at least two Directors who are Non-Employee Directors for Options granted to or held by any Section 16 Insider. At any time that the Board shall not have appointed a committee as described above, any reference in this Plan to the Committee means the Board.

         "Company" means InterCept, Inc., a Georgia corporation.
          -------

         "Consultant" means any consultant or adviser if: (i) the consultant or
          ----------
adviser renders bona fide services to the Company or any subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any subsidiary of the Company to render such services.

         "Director" means a member of the Board.
          --------

         "Effective Date" means _______ ____, 2002.
          --------------

         "Employee"  means any person who is an employee (as defined in
          --------
accordance with Section 3401(c) of the Code) of the Company or any subsidiary of the Company. An Officer or Director who meets the foregoing definition is an Employee. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or
(ii) transfers between locations of the Company or between the Company, any subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient, by itself, to constitute "employment" by the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.
          ------------
Any reference in this Plan to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

         "Exercise Price" means the price at which an Optionee may purchase a
          --------------
share of Stock under a Stock Option Agreement.

         "Fair Market Value" means, as of any date, the value of a share of
          -----------------
Stock determined as follows:

               (i) if the Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of the Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

               (ii) if the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Stock on the last market trading day prior to the day of determination; or

               (iii) in the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Committee.

         "Grantee" means a person who is an Optionee or a person who has
          -------
received an Award of Restricted Stock.

         "Incentive Stock Option" means an option to purchase any Stock that
          ----------------------
complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect to that Section of the Code.

         "Independent Director" means a Director who is not an Employee of the
          --------------------
Company.

         "Non-Employee Director" shall have the meaning provided in Rule 16b-3
          ---------------------
under the Exchange Act, as the same may be in effect from time to time, or in any successor rule to it, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect to it issued by the SEC.

         "Officer" means a person who constitutes an officer of the Company for
          -------
the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16, and applicable SEC rules, regulations, and interpretative or "no-action" positions, as the same may be in effect or provided from time to time, and to applicable judicial decisions.

         "Option" means an option,  whether or not an Incentive Stock Option,
          ------
to purchase Stock granted  pursuant to Article 6 of this Plan.

         "Optionee" means a person to whom an Option has been granted under this
          --------
Plan.

         "Outside Director" has the meaning provided in Section 162(m) of the
          ----------------
Code.

         "Permanent and Total Disability" shall have the same meaning as given
          ------------------------------
to that term by Code Section 22(e)(3) and any regulations or rulings promulgated under that Section of the Code.

         "Plan" means this 2002 Stock Option Plan of InterCept, Inc.
          ----

         "Purchasable" shall refer to Stock that may be purchased by an Optionee
          -----------
under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

         "Qualified Domestic Relations Order" shall have the meaning provided in
          ----------------------------------
the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

         "Reload Option" shall have the meaning given in Section 6.8 of this
          -------------
Plan.

         "Restricted Stock" means Stock issued, subject to restrictions, to a
          ----------------
Grantee pursuant to Article 7 of this Plan.

         "Restriction Agreement" means the agreement setting forth the terms of
          ---------------------
an Award, and executed by a Grantee as provided in Section 7.1 of this Plan.

         "SEC" means the United States Securities and Exchange Commission.
          ---

         "Section 16 Insider" means any person who is subject to the provisions
          ------------------
of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

         "Stock" means the Common Stock, no par value, of the Company or, in the
          -----
event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

         "Stock Option Agreement" means an agreement between the Company and an
          ----------------------
Optionee under which the Optionee may purchase Stock under this Plan, a sample form of which is attached to this Plan as Exhibit A (which form may be varied by the Committee in granting an Option).

                                    ARTICLE 2
                                    THE PLAN

         2.1   Name. This Plan shall be known as "InterCept , Inc. 2002 Stock
               ----
Option Plan."

         2.2   Purpose. The purpose of the Plan is to advance the interests of
               -------
the Company, its subsidiaries, and its shareholders by affording certain Employees and Directors of the Company and its subsidiaries, and Consultants to the Company or any subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the Options and Awards is to promote the growth and profitability of the Company and its subsidiaries because the Grantees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

         2.3  Effective Date.  The Plan shall become effective on _____ ____,
              --------------
2002.

         2.4  Shareholder Approval. The Company obtained shareholder approval on
              --------------------
_____ ____, 2002. If, at the time of any amendment to the Plan, shareholder approval is required by the Code for Incentive Stock Options and such shareholder approval has not been obtained (or is not obtained within 12 months of that amendment), any Incentive Stock Options issued under the Plan shall automatically become options that do not qualify as Incentive Stock Options.

                                    ARTICLE 3
                                  PARTICIPANTS

         The class of persons eligible to participate in the Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company, who shall include, but not be limited to, all Directors, Employees (including but not limited to executive personnel) of the Company or any subsidiary, and Consultants to the Company or any subsidiary.

                                    ARTICLE 4
                                 ADMINISTRATION

         4.1  Duties and Powers of the Committee.
              ----------------------------------

              (a) The Plan shall be administered by the Committee. Within the scope of such authority, the Board or the Committee may

                     (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then "covered employees," within the meaning of Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code; and/or

                     (ii) delegate to a committee of one or more members of the Board who are not Non-employee Directors the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.

The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet by telephone. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties.

              (b) The Committee shall have the power to grant Options or Awards in accordance with the provisions of the Plan and may grant Options and Awards singly, in combination, or in tandem. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options or Awards will be granted and whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option or Award, such other matters as are specified in this Plan, and any other terms and conditions of a Stock Option Agreement or Restriction Agreement. To the extent not inconsistent with the provisions of the Plan, the Committee may give a Grantee an election to surrender an Option or Award in exchange for the grant of a new Option or Award, and shall have the authority to amend or modify an outstanding Stock Option Agreement or Restriction Agreement, or to waive any provision of it, provided that the Grantee consents to such action.

         4.2   Interpretation; Rules. Subject to the express provisions of the
               ---------------------
Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, (i) amending or altering of the Plan and any Options or Awards granted under this Plan as may be required to comply with or to conform to any Applicable Laws, and (ii) providing that a Stock Option Agreement may be evidenced and signed in electronic form and that an Option may be exercised and any other notice may be given electronically, in each case in compliance with Applicable Laws.

         4.3   No Liability. Neither any member of the Board nor any member of
               ------------
the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option or Award granted under this Plan.

         4.4   Majority Rule. A majority of the members of the Committee shall
               -------------
constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

         4.5   Company Assistance. The Company shall supply full and timely
               ------------------
information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

                                    ARTICLE 5
                         SHARES OF STOCK SUBJECT TO PLAN

         5.1   Limitations.
               -----------

               (a) Subject to adjustment under Section 5.2 below, the maximum number of shares of Stock that may be issued under this Plan shall be 1,250,000, provided that the number of shares of Stock available for issuance under this Plan shall automatically increase on the first trading day of each calendar year beginning January 1, 2003, by an amount equal to three percent (3%) of the shares of Stock outstanding on the trading day immediately preceding January 1; provided that the Board may in its sole discretion reduce the amount of the increase in any particular year (subject to adjustment under Section 5.2). Any or all shares of Stock subject to the Plan may be issued in any combination of Incentive Stock Options, non-Incentive Stock Options, and Restricted Stock. The number of shares of Stock subject to the Plan may be increased from time to time in accordance with Article 8, provided that the total number of shares of Stock issuable pursuant to Incentive Stock Options may not exceed 1,250,000 (other than pursuant to adjustments under Section 5.2) without shareholder approval. Shares subject to an Option or issued as an Award may be either authorized and unissued shares or shares issued and later acquired by the Company. Any shares issued under the Prior Plan that are forfeited or repurchased by the Company or that are issuable upon exercise of options granted pursuant to the Prior Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for grant and issuance under the Prior Plan. At all times the

Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan.

               (b) The shares covered by any unexercised portion of an Option or Award that has terminated for any reason (except as provided in Sections 5.1(c) and 5.1(d)), or any forfeited portion of an Option or Award, and shares of Stock tendered to the Company in payment of the Exercise Price or tax withholding on the exercise may again be optioned or awarded under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option or award under this Plan. If shares of Restricted Stock are repurchased by the Company at their original purchase price, those shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 5.1, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

               (c) Not more than 500,000 shares of Stock may be made subject to Options to any individual in the aggregate in any one fiscal year of the Company. The foregoing limitations shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. For purposes of this Section 5.1(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Article 8), the canceled Option will be counted against the limit set forth in this Section 5.1(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

               (d) If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any subsidiary of the Company), to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Code Section 422 or Rule 16b-3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted under this Plan shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted under this Plan shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

         5.2   Adjustments upon Changes in Capitalization, Merger or Asset Sale.
               ----------------------------------------------------------------

               (a) If the Committee determines that any dividend or other distribution (whether in the form of cash, shares of Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, share exchange, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option or Restricted Stock, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

                     (i) the number and kind of shares of Stock (or other securities or property) with respect to which Options may be granted or Restricted Stock awarded (including, but not limited to, adjustments of the limitations in the Plan in Section 5.1);

                     (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Options or Restricted Stock; and

                     (iii) the grant or exercise price with respect to any Option.

               (b)   In the event of any transaction or event described in
Section 5.2(a), the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or Restricted Stock or by action taken before the occurrence of such transaction or event and either automatically or upon the Grantee's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:

                     (i) to provide for either the purchase of any such Option or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or realization of the Grantee's rights had such Option or Restricted Stock been currently exercisable or fully vested or the replacement of such Option or Restricted Stock with other rights or property selected by the Committee in its sole discretion;

                     (ii) to provide that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option;

                     (iii) to provide that such Option or Restricted Stock be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

                     (iv) to make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options or Restricted Stock, or Options or Restricted Stock that may be granted in the future; and

                     (v) to provide that immediately upon the consummation of such event, such Option shall not be exercisable and shall terminate.

               (c) Subject to Section 5.1, the Committee may, in its sole discretion, include such further provisions and limitations in any Option or Restriction Agreement or certificate, as it may deem equitable and in the best interests of the Company.

               (d) If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Options or Restricted Stock outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 5.2(d)) for those outstanding under the Plan. If any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume such Options or Restricted Stock or does not substitute similar stock awards for those outstanding under the Plan, then

                     (i) with respect to Options or Restricted Stock held by Grantees whose status as an Employee or service provider has not terminated before such event, the vesting of such Options or Restricted Stock (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days before the closing of the Acquisition (and the Options terminated if not exercised before the closing of such Acquisition), and

                     (ii) any other Options outstanding under the Plan shall be terminated if not exercised prior to the closing of the Acquisition.

               (e) The adjustments described in this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under Applicable Laws. The adjustments required under this Article 5 shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

               (f) The existence of the Plan, any Option or Restriction Agreement shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or that are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         5.3   Assumption of Options by the Company. The Company, from time to
               ------------------------------------
time, also may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Option under this Plan in substitution of such other company's option; or (b) assuming such option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. If the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of shares of Stock issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). If the Company elects to grant a new Option rather than assuming an existing option, the new Option may be granted with a similarly adjusted Exercise Price.

                                    ARTICLE 6
                                     OPTIONS

         6.1   Types of Options Granted. The Committee may, under this Plan,
               ------------------------
grant either Incentive Stock Options or Options that do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

     6.2 Option Grant and Agreement. Each Option granted under this Plan shall
         --------------------------
be evidenced by minutes of a meeting or the written consent of the Committee (or its delegate(s) as permitted by Section 4.1(a)) and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an Incentive Stock Option, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. No Incentive Stock Option may be granted more than ten years after the date the Plan is approved by the Company's shareholders. Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee's interest in, the Options evidenced thereby.

     6.3 Optionee Limitation. The Committee shall not grant an Incentive Stock
         -------------------
Option to any person who, at the time the Incentive Stock Option is granted:

         (a) is not an Employee of the Company or any of its subsidiaries; or

         (b) owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted.

     6.4 $100,000 Limitation. Except as provided below, the Committee shall not
         -------------------
grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Company and any parent or subsidiary of the Company, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

     6.5 Exercise Price. The Exercise Price of the Stock subject to each Option
         --------------
shall be determined by the Committee. Subject to the provisions of Section 6.3(b) of this Plan, the Exercise Price of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).

     6.6 Exercise Period. The period for the exercise of each Option granted
         ---------------
under this Plan shall be determined by the Committee, but the Stock Option Agreement with respect to each Option intended to be an Incentive Stock Option shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option.

     6.7 Option Exercise.
         ---------------

         (a)  Unless otherwise provided in the Stock Option Agreement or Section
6.6 of this Plan, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares that have become Purchasable under the provisions of the Option, but not at any time as to fewer than 100 shares unless the remaining shares that have become so Purchasable are fewer than 100 shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

         (b) An Option shall be exercised by (i) delivery to the Company at its principal office (or, if the Committee so directs, to an administrator designated by the Committee at such administrator's office) a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 6.7(c).

         (c) Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Optionee by the Committee and where permitted by Applicable Laws:

             (i) by cancellation of indebtedness of the Company to the Optionee;

             (ii) by surrender of shares that either: (1) have been owned by the Optionee for more than six (6)months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Optionee in the public market;

             (iii) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (1) imputation of income under Sections 483 and 1274 of the Code and (2) variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25; provided, however, that Optionees who are not Employees or Directors of the Company or any subsidiary shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the shares of Stock being purchased;

             (iv) by waiver of compensation due or accrued to the Optionee for services rendered;

             (v) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists and the transaction is done in a manner sufficient to avoid variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25: (1) through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or (2) through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

              (vi)  by any combination of the foregoing.

          (d) In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise. The Committee may allow Optionees to satisfy a portion of the foregoing withholding tax obligations by electing to have the Company withhold from the shares of Stock to be issued upon exercise of an Option that number of shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have shares withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable.

          (e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

     6.8  Reload Options.
          --------------

          (a) The Committee may specify in a Stock Option Agreement (or may otherwise determine in its sole discretion) that a Reload Option shall be granted, without further action of the Committee, (i) to an Optionee who exercises an Option (including a Reload Option) by surrendering shares of Stock to the Company in payment of amounts specified in Sections 6.7(c) or 6.7(d) of this Plan, (ii) for the same number of shares as are surrendered to pay such amounts, (iii) as of the date of such payment and at an Exercise Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, subject to such other conditions or terms as the Committee shall specify at the time such exercised Option is granted.

          (b) Unless provided otherwise in the Stock Option Agreement, a Reload Option may not be exercised by an Optionee (i) prior to the end of a one-year period from the date that the Reload Option is granted, and (ii) unless the Optionee retains beneficial ownership of the shares of Stock issued to such Optionee upon exercise of the Option referred to above in Section 6.8(a)(i) for a period of one year from the date of such exercise.

     6.9  Non-Transferability of Option. Except as otherwise provided by the
          -----------------------------
Committee, no Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a 6.9 Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

     6.10 Termination of Employment or Service. The Committee shall have the
          ------------------------------------
power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee's right to exercise an Option of termination of such Optionee's employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of ten years from its date of grant. Unless a Stock Option Agreement specifically provides otherwise, in the event the recipient of an Option or Award is terminated from his or her employment or other service to the Company or its subsidiaries for Cause, Options and Awards, whether vested or unvested, granted to such person shall terminate immediately and shall not thereafter be exercisable.

     6.11 Employment Rights. Nothing in the Plan or in any Stock Option
          -----------------
Agreement shall confer on any person any right to continue in the employ of the Company or any of its subsidiaries, or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate such person's employment at any time.

     6.12 Effect of Change in Control. The Committee may determine, at the time
          ---------------------------
of granting an Option or thereafter, that such Option shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of a Change in Control in a particular Option Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Options shall be exercisable on an accelerated basis.

                                    ARTICLE 7
                                RESTRICTED STOCK

     7.1  Awards of Restricted Stock. The Committee may grant Awards of
          --------------------------
Restricted Stock, which shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms, and conditions as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock. Shares of Restricted Stock granted pursuant to an Award under this Plan shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Award, the appropriate blank stock powers, and, in the discretion of the Committee, an escrow agreement and any other documents that the Committee may require as a condition to the issuance of such shares. If a Grantee shall fail to execute the foregoing documents within any time period prescribed by the Committee, the Award shall be void. At the discretion of the Committee, shares issued in connection with an Award may be held by the Company for the account of the Grantee or deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as provided in the Restriction Agreement, upon issuance of the shares, the Grantee shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

     7.2  Non-Transferability of Restricted Stock. Until any restrictions upon
          ---------------------------------------
Restricted Stock awarded to a Grantee shall have lapsed in a manner provided in
Section 7.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, nor shall they be delivered to the Grantee.

     7.3  Lapse of Restrictions. Restrictions upon Restricted Stock awarded
          ---------------------
under this Plan shall lapse at such time or times and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

     7.4  Termination of Employment. The Committee shall have the power to
          -------------------------
specify, with respect to each Award granted to any particular Grantee, the effect upon such Grantee's rights with respect to such Restricted Stock of the termination of such Grantee's employment under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any then-remaining restrictions shall lapse.

     7.5 Treatment of Dividends. At the time an Award of Restricted Stock is
         ----------------------
made, the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion of them, declared or paid on such Restricted Stock shall be (i) deferred until the lapsing of the relevant restrictions and (ii) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion of it) interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest on those dividends, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest on those dividends) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

     7.6 Delivery of Shares. Except as provided otherwise in Article 8 below,
         ------------------
within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares and such shares shall be free of all restrictions under this Plan.

                                    ARTICLE 8
                            TERMINATION AND AMENDMENT

     8.1 Termination and Amendment. The Board may at any time terminate the
         -------------------------
Plan, and may at any time and from time to time and in any respect amend the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to:

         (a) increase the total number of shares of Stock issuable pursuant to Incentive Stock Options, except as contemplated in Sections 5.1 and 5.2;

         (b) change the class of Employees eligible to receive Incentive Stock Options that may participate in the Plan; or

         (c) otherwise materially increase the benefits accruing to recipients of Incentive Stock Options under the Plan.

The Committee shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     8.2 Effect on Grantee's Rights. No termination, amendment, or modification
         --------------------------
of the Plan shall affect adversely a Grantee's rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

                                    ARTICLE 9
                                  MISCELLANEOUS

     9.1 Stock Certificates. The Company shall not be required to issue or
         ------------------
deliver any certificate for shares of Stock purchased upon the exercise of any Option granted under this Plan, or deliver any certificate for shares of Restricted Stock granted under this Plan, before fulfillment of all of the following conditions:

         (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

                  (b) the completion of any registration or other qualification of such shares that the Committee shall deem necessary or advisable under any Applicable Laws;

                  (c) the obtaining of any approval or other clearance from any federal or state governmental agency or body that the Committee shall determine to be necessary or advisable; and

                  (d) the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to Applicable Laws.

         9.2      Relationship to Other Compensation Plans. The adoption of the
                  ----------------------------------------
Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its subsidiaries from establishing any other form of incentive or other compensation plan for Employees or Directors of the Company or any of its subsidiaries.

         9.3      Replacement or Amended Grants. At the sole discretion of the
                  -----------------------------
Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or Awards or accept the surrender of outstanding Options or Awards and grant new Options or Awards in substitution for them. No modification of an Option or Award, however, shall adversely affect a Grantee's rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

         9.4      Forfeiture for Solicitation of Customers. During Grantee's
                  ----------------------------------------
employment with or service to the Company and for a period of twenty-four (24) months following the date of termination of employment or service, Grantee shall not (except on behalf of or with the prior written consent of the Company), on Grantee's own behalf or in the service or on behalf of others, (i) solicit, divert, or appropriate to or for a competing business, or (ii) attempt to solicit, divert, or appropriate to or for a competing business, any person or entity that was a customer of the Company on the date of termination and with whom Grantee had direct material contact within twelve months of Grantee's last date of employment or service. If Grantee engages in solicitation of customers as defined above, then Grantee's rights under any Options outstanding under this Plan shall be forfeited and terminated, and any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.

         9.5      Forfeiture for Solicitation of Employees. During Grantee's
                  ----------------------------------------
employment with or service to the Company and for a period of twenty-four (24) months following the date of termination of employment or service, Grantee shall not, on Grantee's own behalf or in the service or on behalf of others, (i) solicit, divert, or hire away, or (ii) attempt to solicit, divert, or hire away any employee of the Company, regardless of whether the employee is full-time or temporary, the employment is pursuant to written agreement, or the employment is for a determined period or is at will. If Grantee engages in solicitation of employees as defined above, then Grantee's rights under any Options outstanding under this Plan shall be forfeited and terminated, and any shares of Restricted Stock held by such Grantee subject to remaining restrictions shall be forfeited, subject in each case to a determination to the contrary by the Committee.

         9.6      Escrow; Pledge of Shares. To enforce any restrictions on a
                  ------------------------
Grantee's shares of Stock, the

Committee may require the Grantee to deposit all certificates representing shares of Stock, together with stock powers other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Grantee who is permitted to execute a promissory note as partial or full consideration for the purchase of shares under this Plan will be required to pledge and deposit with the Company all or part of the shares so purchased as collateral to secure the payment of the Grantee's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Grantee under the promissory note notwithstanding any pledge of the Grantee's shares or other collateral. In connection with any pledge of the shares, the Grantee will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. In the discretion of the Committee, the shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

         9.7      Plan Binding on Successors.  The Plan shall be binding upon
                  --------------------------
the successors and assigns of the Company.

         9.8      Singular, Plural; Gender. Whenever used in this Plan, nouns in
                  ------------------------
the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

         9.9      Headings, etc., No Part of Plan. Headings of Articles and
                  -------------------------------
Sections of this Plan are inserted for convenience and reference; they do not constitute part of the Plan.

         9.10     Interpretation. With respect to Section 16 Insiders,
                  --------------
transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the administrators of the Plan fails to so comply, it shall be deemed void to the extent permitted by Applicable Laws and deemed advisable by the Committee.

                      *     *     *       *      *

                                  Exhibit A to
                                 InterCept, Inc.
                             2002 Stock Option Plan
                      Sample Form of Stock Option Agreement

                                 INTERCEPT, INC.
                             STOCK OPTION AGREEMENT

                  THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of this _____ day of __________________, ____, by and between InterCept, Inc., a Georgia corporation (the "Company"), and
___________________________________________ (the "Optionee").


         (1) Effective as of ___ ______, 2002, the Board of Directors of the Company adopted a stock option plan known as "InterCept, Inc. 2002 Stock Option Plan" (the "Plan"), and recommended that the Plan be approved by the Company's shareholders.

         (2) The Committee has granted the Optionee a stock option to purchase the number of shares of the Company's common stock as provided below, and in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company or continue to provide services to the Company.

         (3) The Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan.

         As an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained in this Agreement, the parties to this Agreement agree as follows:

         1.       Incorporation of Plan. This option is granted pursuant to the
                  ---------------------
provisions of the Plan and the terms and definitions of the Plan are incorporated into this Agreement by reference. A copy of the Plan has been delivered to the Optionee, who acknowledges receipt of the Plan.

         2.       Grant of Option. Subject to the terms, restrictions,
                  ---------------
limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the "Option") to purchase all or any part of the number of shares of the Company's Common Stock, no par value (the "Stock"), provided on Schedule A attached to this Agreement and incorporated into this Agreement by reference. The Option shall be exercisable in the amounts and at the time specified on Schedule A. The Option shall expire and shall not be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to Sections 8, 9, or 10 below. Schedule A states whether the Option is intended to be an Incentive Stock Option.

         3.       Purchase Price. The price per share to be paid by the Optionee
                  --------------
for the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A. If the Option is an Incentive Stock Option, the Exercise price shall be an amount not less than the Fair Market Value of a share of Stock as of the date of grant.

         4.       Exercise Terms. The Optionee must exercise the Option for at
                  --------------
least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option before it expires, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

         5.       Option Non-Transferable. No Option shall be transferable by an
                  -----------------------
Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

         6.       Notice of Exercise of Option. This Option may be exercised by
                  ----------------------------
the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached to this Plan as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified below to the attention of the President or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock that the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase under this Plan, (b) contain such information as may be reasonably required pursuant to Section 12 below, and (c) as authorized by the Committee, be accompanied by a form of payment permitted under the Plan of the Exercise Price for the shares of stock being purchased. Upon receipt of any such notice and accompanying payment, and subject to the terms of this Agreement, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

         7.       Adjustment in Option. The number of shares subject to this
                  --------------------
Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 5.2 of the Plan.

         8.       Termination of Employment.
                  -------------------------

                  (a) Except as otherwise specified in Schedule A to this Agreement, in the event of the termination of the Optionee's employment with the Company or any of its subsidiaries, other than a termination that is either (i) for Cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or disability or retirement, the Optionee may exercise this Option at any time within 90 days after such termination to the extent of the number of shares that were Purchasable under this Agreement at the date of such termination.

                  (b) Except as specified in Schedule A attached to this Agreement, in the event of a termination of the Optionee's employment that is either (i) for Cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

                  (c) Unless and to the extent otherwise provided in Exhibit A to this Agreement, in the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company or any subsidiary, the Optionee shall continue to have the right to exercise any Options for shares that were Purchasable at the date of the Optionee's retirement. This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an Employee of the Company or one of its subsidiaries.

         9.       Disabled Optionee. In the event of termination of employment
                  -----------------
because of the Optionee's becoming a Disabled Optionee, the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the one year period following the

Optionee's death or (b) the expiration date of this Option, to the extent of the number of shares that were Purchasable under this Agreement at the date of such termination.

         10. Death of Optionee. Except as otherwise provided in Schedule A with
             -----------------
respect to the rights of the Optionee upon termination of employment under
Section 8(a) above, in the event of the Optionee's death while employed by the Company or any of its subsidiaries or within three months after a termination of such employment (if such termination was neither (i) for cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 above or persons to whom all or a portion of this Option is transferred in accordance with Section 5 above may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of this Option. If the Optionee was an Employee of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable under this Agreement at the date of death. If the Optionee's employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option that were Purchasable under this Agreement at the date of such termination.

         11. Date of Grant. This Option was granted by the Board of Directors of
             -------------
the Company on the date provided in Schedule A.

         12. Compliance with Regulatory Matters. The Optionee acknowledges that
             ----------------------------------
the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the SEC) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 12.

         13. Restriction on Disposition of Shares. The shares purchased pursuant
             ------------------------------------
to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee's will, or the laws of descent and distribution, until the date that is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.

         14. Miscellaneous.
             -------------

             (a) This Agreement shall be binding upon the parties to it and their representatives, successors and assigns.

             (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia.

             (c) Any requests or notices to be given under this Agreement shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address provided below and, if to the Company, to the executive offices of the Company at 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071 (or to any successor address for the Company's executive offices reflected in the Company's filings with the SEC); provided that the Optionee may change his or her address by written notice as provided in this Section 14(c).

             (d) Except as permitted under the Plan, this Agreement may not be modified except in writing executed by each of the parties to it.

         IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written.

INTERCEPT, INC.                                   OPTIONEE


By:___________________________________               ___________________________
    Name: ____________________________               Name: _____________________
    Title: ___________________________               Address: __________________
                                                     ___________________________
                                                     ___________________________

                                   SCHEDULE A
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                                 INTERCEPT, INC.
                                       AND

                          _____________________________

                             Dated: _______________

1.       Number of Shares Subject to Option:_______________  shares.
         ----------------------------------

2.       This Option (Check one) [  ] is [  ] is not an Incentive Stock Option.
         -----------                  --      --------------------------------

3.       Option Exercise Price:  $_____________  per share.
         ---------------------

4.       Date of Grant:
         -------------

5.       Option Vesting Schedule:
         -----------------------

                  Check one:

                  ( ) Options are exercisable with respect to all shares on or after the date hereof

                  ( ) Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

                               No. of Shares            Vesting Date
                               -------------            ------------

6.       Option Exercise Period:
         ----------------------

                  Check One:

                  ( ) All options expire and are void unless exercised on or before ______________, 20___.

                  ( ) Options expire and are void unless exercised on or before the date indicated next to the number of shares:

                               No. of Shares            Expiration Date
                               -------------            ---------------

7.       Effect of Termination of Employment of Optionee (if different from that
         -----------------------------------------------
         provided in Sections 8, 9 and 10 of the Stock Option Agreement):

                                   SCHEDULE B

                               NOTICE OF EXERCISE

                  The undersigned hereby notifies InterCept, Inc. (the "Company") of this election to exercise the undersigned's stock option to purchase shares of the Company's common stock, no par value (the "Common Stock"), pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated ________________. Accompanying this Notice is payment sufficient to pay the Exercise Price for the shares of common stock being purchased in a form permitted by the Company's 2002 Stock Option Plan.

                  IN WITNESS WHEREOF, the undersigned has set his hand and seal, this _____ day of ______________, _______.

                                            OPTIONEE [OR OPTIONEE'S
                                            ADMINISTRATOR,
                                            EXECUTOR OR PERSONAL
                                            REPRESENTATIVE]



                                            ____________________________________
                                            Name:
                                            Position (if other than Optionee):

                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF
                                INTERCEPT, INC.
                          To Be Held on May 22, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby constitutes and appoints JOHN W. COLLINS and SCOTT
   R. MEYERHOFF and each or either of them, as true and lawful agents and proxies of the undersigned with full power of substitution and revocation in each, to represent and vote, as indicated below, all of the shares of Common Stock of InterCept, Inc. ("InterCept") that the undersigned would be entitled to vote at the 2002 Annual Meeting of Shareholders of InterCept to be held at InterCept's corporate office located at 3150 Holcomb Bridge Road, Norcross, Georgia on Wednesday, May 22, 2002 at 9:00 a.m., local time, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors recommends a vote FOR all proposals. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all proposals.

   1.  ELECTION OF DIRECTORS:                JON R. BURKE             GLENN W.
   STURM


[_]FOR both nominees listed (except as marked to [_]WITHHOLD AUTHORITY to vote for both
   the contrary)                                    nominees

     (INSTRUCTION: To withhold authority to vote for either individual nominee(s), write that nominee's name(s) in the space provided below.)
     __________________________________________________________________________
   2.  PROPOSAL to approve the InterCept, Inc. 2002 Stock Option Plan
        [_] FOR                    [_] AGAINST                  [_] ABSTAIN
                 (Continued and to be signed on reverse side.)

                        (Continued from reverse side.)

   3. IN THEIR DISCRETION, JOHN W. COLLINS and SCOTT R. MEYERHOFF may act upon such other business as may properly come before the meeting or any adjournment thereof.

                                        Dated: ________________________, 2002

                                        _____________________________________
                                        Signature

                                        _____________________________________
                                        Signature if held jointly



                                        Please date this proxy and sign exactly
                                        as name or names appear on this proxy.
                                        Where more than one owner is shown, each owner should sign. Persons signing in a fiduciary or representative capacity must give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
                         USING THE ENCLOSED ENVELOPE.